Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-32685) pertaining to the Watts Industries, Inc. 1996 Stock Option Plan, (Post Effective Amendment No. 1 to Form S-8 No. 33-30377) pertaining to the 1986 Incentive Stock Option Plan, (Form S-8 No. 33-37926)
pertaining to the Nonqualified Stock Option Plan, (Form S-8 No. 33-69422) pertaining to the 1991 Non-Employee Directors' Nonqualified Stock Option Plan of Watts Industries, Inc. and (Form S-8 No. 33-64627) pertaining to the Watts Industries, Inc. Management Stock Purchase Plan of our report dated August 6, 1996, with respect to the 1996 consolidated financial statements and schedule of Watts Industries, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 1998.




                                                              ERNST & YOUNG LLP


Boston, Massachusetts
September 11, 1998

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                         REPORT OF INDEPENDENT AUDITORS


Board of Directors
Watts Industries, Inc.


We have audited the accompanying consolidated statements of operations, stockholders' equity, and cash flows of Watts Industries, Inc. for the year ended June 30, 1996. Our audit also included the financial statement schedule for the year ended June 30, 1996, listed in the Index at Item 14(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audit. We did not audit the financial statements of Watts Industries Europe B.V., a wholly-owned subsidiary, which statements reflect net sales of $118,700,000 in fiscal year 1996. Those statements and schedule were audited by other auditors, Deloitte & Touche, whose report has been furnished to us, and our opinion, insofar as it relates to data included for Watts Industries Europe B.V., is based solely on their report.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations, stockholders' equity, and cash flows of Watts Industries, Inc. for the year ended June 30, 1996, in conformity with generally accepted accounting principles. Also, in our opinion, based on our audit and the report of other auditors, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                                              ERNST & YOUNG LLP

Boston, Massachusetts
August 6, 1996